                           WHOLESALING AGREEMENT

AGREEMENT dated as of November 5, 1996 by and between ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY, a Delaware insurance company (the "Company"), ALLMERICA INVESTMENTS, INC., a Massachusetts corporation (the "Underwriter"), Kemper Distributors, Inc., a Delaware corporation ("KDI"), ZKI Agency, Inc., a Delaware corporation ("ZKIA" and , together with KDI, collectively, the "Wholesaler"), and the insurance agency affiliates of the Wholesaler listed on Schedule 1 to this Agreement (hereinafter referred to as the "Wholesaler Agency Affiliates").

                                 WITNESSETH:

WHEREAS, the Company has registered or proposes to register with the Securities and Exchange Commission interests in certain variable annuity contracts and variable life insurance contracts under the Securities Act of 1933 and proposes to issue and sell such contracts through the Underwriter acting as the principal underwriter for such contracts; and

WHEREAS, the Company, the Underwriter and the Wholesaler desire to establish an arrangement whereby the Wholesaler will act as the wholesaler for such variable annuity contracts and variable life insurance contracts and, as such, will recruit business firms to distribute such contracts;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Underwriter and the Wholesaler hereby agree as follows:

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1. DEFINITIONS

   a. ACCOUNT -- Each and any separate account established by the Company and listed on Schedule 2 to this Agreement, as amended from time to time. The phrase "Account supporting the Contracts" or "Account supporting a class of Contracts" shall mean the separate account identified in such Contracts as the separate account to which the Purchase Payments made under such Contracts are allocated and as to which income, gains and losses, whether or not realized, from assets allocated to such separate account, are, in accordance with such Contracts, credited to or charged against such separate account without regard to other income, gains, or losses of the Company or any other separate account established by the Company.

   b. CONTRACTS -- The variable annuity contracts and variable life insurance contracts described more specifically on Schedule 3 to this Agreement, as amended from time to time. The term "Contracts" shall include various Account sub-account investment options, investment options in the Company's general account and Guarantee Period Accounts, if available, any riders to such contracts and any other contracts offered in connection therewith or any contracts for which such Contracts may be exchanged or converted. The phrase "a class of Contracts" shall mean those variable annuity contracts or variable life insurance contracts, as the case may be, issued on the same policy form or forms and covered by the same Registration Statement, as shown on
   Schedule 3 to this Agreement.

   c. REGISTRATION STATEMENT -- At any time while this Agreement is in effect, the currently effective registration statement filed with the SEC under the 1933 Act, or currently effective post-effective amendment thereto, relating to a class of Contracts, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment. (For purposes of Sections 5.a. and 11 of this Agreement, however, the term "Registration Statement" means any document that is or at any time was a Registration Statement within the meaning of this Section 1.c.).

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   d.  PROSPECTUS -- The prospectus and any statement of additional information included within a Registration Statement, except that, if the prospectus and statement of additional information most recently filed with the SEC pursuant to Rule 497 under the 1933 Act after the date on which the Registration Statement became effective differs from the prospectus and statement of additional information included within the Registration Statement at the time it became effective, the term "Prospectus" shall refer to the most recently filed prospectus and statement of additional information filed under Rule 497 under the 1933 Act from and after the date on which they each shall have been filed. (For purposes of Sections 5.a. and 11 of this Agreement, however, the term "any Prospectus" means any document that is or at any time was a Prospectus within the meaning of this Section l.d.).

   e.  FUND --Kemper Investors Fund.

   f. FUND REGISTRATION STATEMENT -- At any time while this Agreement is in effect, the currently effective registration statement filed with the SEC under the 1933 Act, or currently effective post-effective amendment thereto, for shares of the Fund. (For purposes of Section 11 of this Agreement, however, the term "Fund Registration Statement" means any document that is or at any time was a Fund Registration Statement within the meaning of this Section l.f.).

   g. FUND PROSPECTUS -- At any time while this Agreement is in effect, the prospectus and statement of additional information for the Fund most recently filed with the SEC pursuant to Rule 497 under the 1933 Act. (For purposes of Section 11 of this Agreement, however, the term "Fund Prospectus" means any document that is or at any time was a Fund Prospectus within the meaning of this Section l.g.).

   h.  1933 ACT -- The Securities Act of 1933, as amended.

   i.  1934 ACT -- The Securities Exchange Act of 1934, as amended.

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   j.  1940 ACT -- The Investment Company Act of 1940, as amended.

   k.  SEC -- The Securities and Exchange Commission.

   l.  NASD -- The National Association of Securities Dealers, Inc.

   m. REGULATIONS -- The rules and regulations promulgated by the SEC under the 1933 Act, the 1934 Act and the 1940 Act as in effect at the time this Agreement is executed or thereafter promulgated, and as they may be amended from time to time.

   n. TERRITORY -- The fifty states of the United States, the District of Columbia, and all other territories of the United States.

   o. STATE -- Any state or commonwealth of the United States, the District of Columbia or any other territory of the United States. Provided, however, that the term "State" shall not include the states of New York and Hawaii.

   p. BROKER-DEALER -- An entity registered as a broker-dealer and licensed as a life insurance agent or affiliated with an entity so licensed, and recruited by the Wholesaler and subsequently authorized by the Company and the Underwriter to distribute the Contracts pursuant to a sales agreement with the Company and the Underwriter entered into in accordance with Section 3 of this Agreement.

   q. ASSOCIATED PERSON -- This term as used in this Agreement shall have the meaning assigned to it in the 1934 Act.

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   r.  REPRESENTATIVE -- An Associated Person of the Wholesaler or a
   Broker-Dealer registered with the NASD as a registered representative or principal of the Wholesaler or Broker-Dealer, as the case may be.

   s. PURCHASE PAYMENT -- A payment made under a Contract by an applicant or purchaser to purchase benefits under the Contract.

   t. PROCEDURES -- The administrative procedures prepared and distributed by the Company, as such may be amended or supplemented from time to time, relating to the solicitation, sale and delivery of the Contracts. Provided, however, that Broker-Dealers shall only be responsible for compliance with those Procedures which have been furnished to them in writing.

   u. PARTICIPATION AGREEMENT -- The agreement dated as of November 5, 1996, among the Company, KDI, Zurich Kemper Investments and the Fund relating to the investment of assets of the separate accounts of the Company in the Fund.

2.  APPOINTMENT AND WHOLESALING RIGHTS

   a. The Company hereby authorizes the Wholesaler to represent the Company in the wholesaling activities contemplated by this Agreement. Where required by relevant state insurance law, the Company hereby appoints the Wholesaler as an agent under such state insurance laws to represent the Company in the wholesaling activities contemplated by this Agreement. In those states in which the Wholesaler is not licensed as an insurance agent and the relevant state insurance law requires that the Wholesaler be licensed as an insurance agent, the Company hereby appoints the appropriate entity or individual ("Wholesaler Agency Affiliate") affiliated with the Wholesaler (as set forth on Schedule 1 to this Agreement, as such Schedule may be amended from time to time by the Wholesaler to reflect changes in the licensing status, if any, as required by relevant state insurance law of the Wholesaler or Wholesaler Agency

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   Affiliates) as its agent under the insurance laws to engage in such wholesaling activities. The Underwriter hereby authorizes the Wholesaler under applicable securities laws to engage in the activities contemplated in this Agreement relating to the wholesaling of the Contracts for which the Underwriter acts or may act as principal underwriter.

   In jurisdictions where neither the Wholesaler nor any Wholesaler Agency Affiliate is licensed as contemplated by the first paragraph of this
   Section 2.a., when requested in writing by the Wholesaler, the Company will perform such wholesaling activities related to the Contracts contemplated by this Agreement as are mutually agreed upon by the Company and the Wholesaler. Any such wholesaling activities will be performed by the Company as agent and for the benefit of the Wholesaler, until such time as the Wholesaler notifies the Company and the Underwriter that the Wholesaler or its Wholesaler Agency Affiliate is so licensed. The Company shall be compensated by the Wholesaler for its performance of such wholesaling activities on such basis as is mutually agreed upon by the Company and the Wholesaler.

   b. The Wholesaler (both on its own behalf and on behalf of Wholesaler Agency Affiliates) undertakes to use its best efforts to recruit Broker-Dealers in accordance with Section 3 of this Agreement, consistent with market conditions and in compliance with its responsibilities under the federal securities laws and NASD rules and regulations. The obligations of the Wholesaler and Wholesaler Agency Affiliates hereunder are further subject to the accuracy of the representations and warranties of the Company and the Underwriter contained in this Agreement and to the performance by the Company of its obligations hereunder.

   c. The appointment and authorization of the Wholesaler and Wholesaler Agency Affiliates to engage in wholesaling activities pursuant to this Agreement is exclusive as to the Contracts listed on Schedule 3, as amended from time to time in accordance with Section 2.e. of this Agreement. Neither the Company nor the Underwriter shall authorize any other person (as principal underwriter or otherwise) to engage in

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   wholesaling or distribution activities with respect to the Contracts or to recruit business firms to engage in wholesaling or distribution activities with respect to the Contracts (other than business firms recommended by the Wholesaler pursuant to Section 3 of this Agreement) without the Wholesaler's prior written consent, nor shall the Company or the Underwriter, without the Wholesaler's prior written consent, separately engage in wholesaling or distribution activities relating to the Contracts.

   The Company shall design the Contracts, and any amendments or riders thereto, subject to approval by the Wholesaler. Throughout the term of this Agreement, the Contracts shall be issued and offered for sale by the Company and the variable portion thereof shall be supported by the Accounts. The Company alone shall be responsible for filing the initial Registration Statements and any amendments thereto with the SEC in accordance with the 1933 Act, 1934 Act, 1940 Act and the Regulations to register interests in each class of Contracts. The Company will not make any amendment or rider to the Contracts or a class of Contracts, or file a Registration Statement, or make an amendment to a Registration Statement or supplement to a Prospectus, without the Wholesaler having been given the opportunity to review any such filing, amendment, rider or supplement. However, such opportunity to review shall not make the Wholesaler responsible for the content of any such filing, amendment, rider or supplement; the Company alone shall be responsible for such content.

   The Company shall register its Accounts with the SEC. All amounts available under the Contracts shall be invested only in the Fund (through the Account(s) supporting the Contracts) and/or allocated to the Company's general account, or to one or more of the Guarantee Period Accounts referred to in the Prospectus, provided that such amounts may also be invested in an investment company or investment vehicle other than the Fund if: (1) such other investment company is advised by the Fund's investment adviser; (2) the Fund and/or Wholesaler, in their sole discretion, consents to the use of such other investment company or investment vehicle; (3) there is a substitution of the Fund made in accordance with Section 10.1(e) of the Participation Agreement; or (4) the Participation Agreement is terminated pursuant to Article X of the Participation Agreement. The Company will not take action to operate any Account or

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   any subaccount(s) of an Account, as a management investment company under the 1940 Act without the Fund's and Wholesaler's prior written consent.

   All assets in the Guarantee Period Accounts referred to in the Prospectus shall be managed by Zurich Investment Management, Inc. ("ZIM") pursuant to the Investment Management Agreement being executed contemporaneously herewith by the Company and ZIM for so long as such Investment Management Agreement is in effect.

   d. The Company shall obtain appropriate authorizations, to the extent necessary, whether by registration, qualification, approval or otherwise, for the issuance and sale of the Contracts (including all investment options) in each State in the Territory (provided, however, that it shall be within the Company's discretion whether to obtain such authorization in Guam). The Company shall also use its best efforts to obtain any additional state regulatory approvals necessary for the sale and issuance of the Contracts including, without limitation, approvals required under California Insurance Bulletin 95-2. From time to time, the Company shall notify the Wholesaler in writing of all States in the Territory in which the Contracts can then lawfully be offered. To the extent that the Company is not authorized to issue the Contracts in any State in the Territory, the Company shall employ all reasonable efforts to obtain such authorization in such State (provided, however, that it shall be within the Company's discretion whether to obtain such authorization in Guam).

   e. The Wholesaler may unilaterally amend Schedule 1 from time to time pursuant to Section 2.a. of this Agreement. The parties to this Agreement may amend Schedules 2 and 3 to this Agreement from time to time by mutual agreement to reflect changes in or relating to the Contracts and the Accounts and to add new classes of variable annuity contracts and variable life insurance contracts to be issued by the Company or for which the Wholesaler will act as wholesaler. Schedule 2 to this Agreement will be automatically amended by the Company from time to time to reflect the addition and deletion of

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   subaccounts and Fund portfolios. The provisions of this Agreement shall be equally applicable to each such class of Contracts, unless the context otherwise requires. Schedule 4 to this Agreement may be amended only by mutual agreement of the parties to this Agreement pursuant to
   Section 9 of this Agreement.

3. RECRUITMENT OF BROKER-DEALERS AND RELATED RESPONSIBILITIES

   a. The Company and the Underwriter hereby authorize the Wholesaler and any Wholesaler Agency Affiliates to contact and recommend business firms to act as Broker-Dealers for the sale of the Contracts. The Company shall have the right to reject any such recommendation, but shall not do so arbitrarily or unreasonably, and any such rejection shall be in writing and state the reasons therefor.

   b.  The Company and the Underwriter shall have the responsibility for:
   (i) executing appropriate sales agreements with the business firms recommended by the Wholesaler or Wholesaler Agency Affiliates and (ii) appointing such business firms, and/or Associated Persons of such firms, as insurance agents of the Company in those States where such business firms and/or Associated Persons possess insurance agent licenses. None of the Wholesaler, the Wholesaler Agency Affiliates, the Company or the Underwriter shall have responsibility for, or bear the cost of, any registration or licensing of Broker-Dealers or any of their Associated Persons with the SEC, NASD or any state insurance, governmental or regulatory agency. The costs of appointment shall be borne as provided in Section 9.c. hereof. The Company shall maintain the appointment records of all agents appointed by the Company to distribute the Contracts or, if required by relevant state law, to engage in the wholesaling activities contemplated by this Agreement. The Company shall provide KDI with a complete listing of all agents appointed by the Company to distribute the Contracts and shall provide KDI with an updated listing at least monthly.

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   c.  Any sales agreement entered into by the Company and/or the
   Underwriter with a Broker-Dealer shall provide that:

       (i) The Broker-Dealer (or an affiliated person duly registered as a broker-dealer with the SEC) shall train, supervise, and be solely responsible for the conduct of all of its Associated Persons in the proper method of solicitation, sale and delivery of the Contracts for the purpose of complying on a continuous basis with the NASD Rules of Fair Practice and with federal and state securities and insurance law requirements applicable in connection with the offering and sale of the Contracts;

       (ii) Purchase Payments for the Contracts shall be made payable to the Company and shall be delivered together with all applications and related information in accordance with the Procedures;

       (iii) The Broker-Dealer and/or its duly licensed insurance agency affiliates shall be solely responsible for all compensation paid to its Representatives and all related tax reporting that may be required under applicable law;

       (iv) The Broker-Dealer and its Representatives shall not use, develop or distribute any promotional, sales or advertising material that has not been approved in writing by the Company, the Underwriter and the Wholesaler and filed with the appropriate governmental or regulatory agencies; and

       (v) The Broker-Dealer shall not have authority, on behalf of the Company, the Underwriter, the Wholesaler or the Wholesaler Agency Affiliates, to make, alter or discharge any Contract or other contract entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Purchase Payment; to receive any monies or Purchase Payments (except for the sole purpose of forwarding monies or Purchase Payments to the Company); or to expend, or contract

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       for the expenditure of, funds of the Company,  the Underwriter,  the
       Wholesaler or the Wholesaler Agency Affiliates.

   d. The Wholesaler and Wholesaler Agency Affiliates shall provide such assistance to the Company in the appointment procedure applicable to Broker-Dealers and their Representatives as may be reasonably requested by the Company.

   e. The Wholesaler shall train, supervise, and be solely responsible for the conduct of all of its Associated Persons (including Wholesaler Agency Affiliates, but not Broker-Dealers or their Representatives unaffiliated with the Wholesaler or the Wholesaler Agency Affiliates), for the purpose of complying on a continuous basis with the NASD Rules of Fair Practice and with federal and state securities and insurance laws applicable to the wholesaling activities contemplated in this Agreement. The Wholesaler and the Wholesaler Agency Affiliates shall be responsible for the maintenance of licenses, certifications or permits that they determine to be necessary for themselves and/or their Associated Persons pursuant to any federal or state securities law or state insurance law.

   f. None of the Wholesaler, the Wholesaler Agency Affiliates, the Company or the Underwriter will have any supervisory responsibility (as such supervision is contemplated by the 1934 Act or the NASD's Rules of Fair Practice) with respect to Broker-Dealers or their Representatives. Under no circumstances will the Wholesaler or the Wholesaler Agency Affiliates be responsible for Broker-Dealers' or their Representatives' failure to comply with applicable law or the Procedures.

   g. The Wholesaler shall not have authority on behalf of the Company to make, alter or discharge any Contract or other contract entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Purchase Payment; or to receive any monies or Purchase Payments. The Wholesaler shall not expend, nor contract for the expenditure of, funds of the Company; nor shall the

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   Wholesaler possess or exercise any authority on behalf of the Company other than that expressly conferred on the Wholesaler by this Agreement.

   h. The Wholesaler and the Wholesaler Agency Affiliates shall act as independent contractors in the performance of their duties and obligations under this Agreement and nothing contained in this Agreement shall constitute the Wholesaler or any Wholesaler Agency Affiliate or their respective Associated Persons as employees of the Company or the Underwriter in connection with the wholesaling activities contemplated by this Agreement or otherwise.

   i. It is the intention of the parties hereto that the wholesaling activities contemplated by this Agreement shall not involve the solicitation of any insurance business from the public, or any act or activity which would require registration as a life insurance or variable annuity agent dealing with the public, including without limitation, activities or conduct involving the solicitation, negotiation, procurement, collection or transmittal of any premium or other consideration on any insurance policy or annuity contract, or any other act involving the consummation or delivery of any insurance policy or annuity contract to a policy holder or the general public.

4. MARKETING AND SALES

   a. Except as otherwise agreed to by the Company and the Wholesaler, the Wholesaler shall be responsible for the design and cost of all promotional, sales and advertising material relating to the Contracts, which include the marketing brochure, application, broker-dealer guide book, asset allocator worksheet and Prospectus covers.

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   Prior to use with any member of the public, the Wholesaler shall provide to the Company copies of all promotional, sales and advertising material developed by the Wholesaler for the Company's review and written approval. Upon receipt of such material from the Wholesaler, the Company shall be given a reasonable amount of time to complete its review. The Company will respond on a prompt and timely basis in approving any such material. Failure to respond shall not relieve the Wholesaler of the obligation to obtain the prior written approval of the Company.

   In the event that the Company shall design any promotional, sales or advertising material relating to the Contracts, the Company shall provide to the Wholesaler copies of such material for the Wholesaler's review and written approval. Upon receipt of such material from the Company, the Wholesaler shall be given a reasonable amount of time to complete its review. The Wholesaler will respond on a prompt and timely basis in approving any such material. Failure to respond shall not relieve the Company of the obligation to obtain the prior written approval of the Wholesaler.

   The Underwriter shall be responsible for filing, as required, all promotional, sales or advertising material, whether developed by the Company, the Underwriter or the Wholesaler, with the NASD and any federal and state securities, governmental or regulatory agencies. The Company shall be responsible for filing, as required, such material, whether developed by the Company, the Underwriter or the Wholesaler, with any state insurance, governmental or regulatory agencies. Neither the Wholesaler nor the Wholesaler Agency Affiliates shall have any responsibility for any of the filings referred to in this paragraph.

   If any such promotional, sales or advertising material names the Fund or the Fund's investment adviser, the Company shall furnish such material to the Fund or the Fund's distributor (if other than the Wholesaler) prior to its use. Such material shall not be used unless written approval has been obtained from the Fund or the Fund's distributor. Failure of the Fund or the Fund's distributor to respond shall not relieve the

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   Company or the Underwriter of the obligation to obtain the prior written approval of the Fund or the Fund's distributor.

   b. The Wholesaler acknowledges that the Company shall have the right to reject, in whole or in part, any application for a Contract, provided
   (i) that there must be a reasonable basis (as determined by the Company) for any such rejection, which basis shall be specified in writing by the Company upon request by the Wholesaler and (ii) that the projected profitability or lack of profitability of a Contract shall not be a basis for rejection. In the event an application is rejected, any Purchase Payment submitted will be returned by or on behalf of the Company to the applicant. The Company will notify the Wholesaler and the Broker-Dealer who submitted the Purchase Payment of such action. In the event that a purchaser exercises his/her free look right under his/her Contract, any amount to be refunded as provided in such Contract will be so refunded to the purchaser by or on behalf of the Company.
   The Company will notify the Wholesaler and the Broker-Dealer who solicited the sale of the Contract of such action.

   c. The Company and the Wholesaler shall equally share the costs (other than those borne by the Fund pursuant to the Participation Agreement) for printing any preliminary and all definitive Prospectuses for the Contracts and Fund Prospectuses and any supplements thereto.

   d. The Wholesaler will pay the following expenses (other than those borne by the fund pursuant to the Participating Agreement ) related to its wholesaling activities contemplated by this Agreement:

       (i) the compensation, if any, of its Associated Persons;

       (ii) expenses associated with the initial licensing, if any, and training of its Associated Persons involved in the wholesaling activities;

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       (iii) the development, printing and mailing of any promotional, sales or advertising material for use in connection with the distribution of the Contracts;

       (iv) the printing, mailing, and all other activities associated with proxy solicitations;

       (v) expenses associated with telecommunications with the Company at the sites of the Wholesaler or its Associated Persons, including site installations and purchases, leases or rentals of modems, terminals and other hardware, and lease line telephone charges; and

       (vi) any other expenses incurred by the Wholesaler or its Associated Persons for the purpose of carrying out the obligations of the Wholesaler hereunder.

       Except for such expenses and the expenses described in Section 4.c. of this Agreement, the Wholesaler shall not be responsible for any expenses relating to the Contracts or distribution of the Contracts or the processing of Contracts or applications, including without limitation any expenses incurred in connection with the return of Purchase Payments solicited by Broker-Dealers for applications rejected or not timely received by the Company.

   e.  The Company will pay all expenses in connection with:

       (i) the preparation and filing with appropriate governmental or regulatory agencies of the Registration Statements and each preliminary Prospectus and definitive Prospectus;

       (ii) the preparation and issuance of the Contracts;

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       (iii) any authorization, registration, qualification or approval of the Contracts required under the securities, blue-sky laws or insurance laws of the States in the Territory;

       (iv) registration fees for the Contracts payable to the SEC, the NASD or any other governmental or regulatory agency;

       (v) the mailing of Prospectuses for the Contracts and Fund
       Prospectuses, any supplements thereto, as required by federal securities laws, and periodic reports relating to the Fund or the Accounts to Contract owners;

       (vi) the preparation of administrative forms utilized in connection with the distribution of the Contracts;

       (vii) the preparation of Contract owner lists for the purposes of proxy solicitations; and

       (viii) compensation as provided in Section 9 hereof.

   f.  The Company alone shall be responsible for and bear the cost of
   administration of the   Contracts following their issuance, including
   all Contract owner service and communication activities, but the Wholesaler shall be responsible for answering inquiries from Broker-Dealers or Representatives regarding the investment performance of the Contracts, as permitted by applicable law. The Company agrees that its service standards for the Contracts shall be always equal to or better than its current service standards for the other variable annuity and variable life insurance contracts that it is actively marketing on the effective date of this Agreement.

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   g.  The Company, as agent for the Underwriter, will confirm to each applicant for and owner of a Contract in accordance with Rule l0b-10 under the 1934 Act its acceptance of Purchase Payments and such other transactions as are required by Rule l0b-10 or administrative interpretations thereunder and in accordance with Release 8389 under the 1934 Act.

   h. At the end of 15 months from the later of the date (a) on which the Company and its affiliate, First Allmerica Financial Life Insurance Company ("FAFLIC") notify the Underwriter and the Wholesaler that they have received approval of (i) "Kemper Gateway Elite" variable annuity contracts and (ii) "Kemper Gateway Custom" variable annuity contracts (collectively, the "Contracts") from at least thirty (30) states or
   (b) on which the Company and FAFLIC version of the Contracts may be legally distributed under the Federal Securities Laws, reimbursement (if any) from the Wholesaler for development and administrative costs of the Contracts shall be computed and paid based on the following schedule:

        AGGREGATE SALES                     REIMBURSEMENT

        $150,000,000 and over                 $      0
        $140,000,001 - $150,000,000           $ 70,000
        $130,000,001 - $140,000,000           $140,000
        $120,000,001 - $130,000,000           $210,000
        $110,000,001 - $120,000,000           $280,000
        $100,000,001 - $110,000,000           $350,000
        $ 90,000,001 - $100,000,000           $420,000
        $ 80,000,001 - $ 90,000,000           $490,000
        $ 70,000,001 - $ 80,000,000           $560,000
        $ 60,000,001 - $ 70,000,000           $630,000
        $          0 - $ 60,000,000           $700,000

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   Aggregate Sales shall be determined in accordance with Section 21.a. Any amount payable pursuant to this Section 4.h. shall be paid within thirty
   (30) days after confirmation by the Wholesaler and the Company of the amount owed.

   For purposes of calculating the above reimbursement, Aggregate Sales shall include all sales of the Contracts from the inception of public distribution to the end of the applicable fifteen-month computation period.

5. REPRESENTATIONS AND WARRANTIES

   a. The Company and the Underwriter each represent and warrant to the Wholesaler and each Wholesaler Agency Affiliate, on the effective date of each Registration Statement for the Contracts (or class of Contracts) and at each time that a Contract is sold and, with respect to Clauses
   (vi), (vii), (x), and (xi) below, also on the date of this Agreement, as follows:

       (i) The Registration Statement has been declared effective by the SEC or has become effective in accordance with the Regulations.

       (ii) The Registration Statements and the Prospectuses each comply in all material respects with the provisions of the 1933 Act and the 1940 Act and the Regulations, and neither the Registration Statements nor the Prospectuses contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; provided, however, that none of the representations and warranties in this Clause (ii) shall apply to statements in or omissions from the Registration Statements or Prospectuses made in reliance upon and in conformity with information furnished to the Company in writing by the Wholesaler expressly for use in the Registration Statements.

       (iii) Neither the Company nor the Underwriter has received any notice from the SEC with respect to the Registration Statement or the Account supporting the Contracts described in the Registration Statements pursuant to Section 8(e) of the 1940 Act and no stop order under the 1933 Act has been issued and no proceeding therefor has been instituted or threatened by the SEC.

       (iv) The accountants who certified the financial statements included in the Registration Statements and Prospectuses are independent public accountants as required by the 1933 Act and the Regulations and such independent public accountants shall have certified that the financial statements included in the Registration Statements present fairly the respective financial positions of the Company and the Account supporting the Contracts described in the Registration Statements as of the dates indicated; and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

       (v) Subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, of the Company, the Underwriter or the Account supporting the Contracts described in the Registration Statements that would cause such information to be materially misleading.

       (vi) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and conduct its business in the manner described in the Prospectus; is duly qualified to transact the business of a life insurance company; and is in good standing, in each State in the Territory in which the Contracts are or will be offered.

       (vii) The Underwriter has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts with full power and authority to own, lease and operate its properties and conduct its business in the manner described in the Prospectuses; is duly registered as a broker-dealer with the SEC and with the securities commission of every State in the Territory with which such registration is required; and is a member in good standing with the NASD.

       (viii) Each Account supporting the Contracts described in the Registration Statements has been duly authorized and established and is validly existing as a separate account under the insurance code of the State of Delaware, and is duly registered with the SEC as a unit investment trust under the 1940 Act.

       (ix) The form of the Contracts has been approved to the extent required by the Insurance Commissioner of the State of Delaware and by the governmental agency responsible for regulating insurance companies in each other State in the Territory in which the contracts are to be offered.

       (x) The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been duly authorized by all necessary corporate action by the Company and the Underwriter and when so executed and delivered this Agreement will be the valid and binding obligation of the Company and the Underwriter, enforceable in accordance with its terms.

       (xi) The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement, will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the charter or bylaws of the Company or the Underwriter, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Company or the Underwriter is a party or by which either is bound, or violate any law, or, to the best of the Company's or the Underwriter's knowledge, any order, rule or regulation applicable to the Company or the Underwriter of any court or of any federal or state regulatory body, administrative agency or any other governmental instrumentality having jurisdiction over the Company or the Underwriter or any of their respective properties.

       (xii) No consent, approval, authorization or order of any court or governmental authority or agency is required for the issuance or sale of the Contracts or for the consummation of the transactions contemplated by this Agreement, that has not been obtained.

       (xiii) The Company has filed with the SEC all statements and other documents required for registration under the provisions of the 1940 Act and the Regulations thereunder of the Account supporting the Contracts described in the Registration Statement, and such registration has been effected; there are no agreements or documents required by the 1933 Act, the 1940 Act, or the Regulations to be filed with the SEC as exhibits to the Registration Statement, that have not been so filed; and the Company has obtained all exemptive or other orders of the SEC necessary to make the public offering and consummate the sale of the Contracts pursuant to this Agreement and to permit the operation of the Accounts supporting the Contracts described in the Registration Statements, as contemplated in the Prospectuses.

       (xiv) The Contracts have been duly authorized by the Company and conform to the descriptions thereof in the Registration Statements and the Prospectuses and, when issued as contemplated by the Registration Statements, will constitute legal, validly issued and binding obligations of the Company in accordance with their terms.

    b. KDI and ZKIA represent and warrant to the Company on the date hereof as follows:

       (i) KDI and ZKIA have taken all action including, without limitation, those necessary under their respective certificates of incorporation, by-laws and applicable state corporate law, necessary to authorize the execution, delivery and performance of this Agreement, and have taken or will take all requisite action to enable them to perform all transactions contemplated hereunder in accordance with the terms hereof; and

       (ii) KDI is and during the term of this Agreement shall remain duly registered as a broker-dealer under the 1934 Act, a member in good standing with the NASD, and duly registered as a broker-dealer under applicable state securities laws.

6. ADDITIONAL RESPONSIBILITIES OF THE COMPANY

   a.  The Company shall use its best efforts:

       (i) to maintain the registration of the Contracts with the SEC and any state securities commissions of any State in the Territory where the securities or blue-sky laws of such State require registration of the Contracts, including without limitation using its best efforts to prevent a stop order from being issued or if a stop order has been issued to cause such stop order to be withdrawn;

       (ii) to gain approval or other authorization of the Contract forms where required under the insurance laws and regulations of each State in the Territory (provided, however, that it shall be within the Company's discretion whether to obtain such approval or authorization in Guam); and

       (iii) to keep such registration, approval and authorization in effect thereafter so long as the Contracts are outstanding.

   b. During the term of this Agreement the Company shall take all action required to cause each class of Contracts to comply, and to continue to comply, as annuity contracts or life insurance contracts, as the case may be, and to cause the Registration Statements and the Prospectus for each class of Contracts to comply, and to continue to comply, with all applicable federal laws and regulations and all applicable laws and regulations of each State in the Territory.

   c. The Company, during the term of this Agreement, shall notify the Wholesaler immediately:

       (i) when each Registration Statement has become effective or any post-effective amendment with respect to the Registration Statement thereafter becomes effective;

       (ii) of any request by the SEC for any amendment to a Registration Statement or supplement to a Prospectus or for additional information;

       (iii) of any event that makes any material statement made in a Registration Statement or a Prospectus untrue in any material respect or results in a material omission in a Registration Statement or a Prospectus;

       (iv) of the issuance by the SEC of any stop order with respect to a Registration Statement or any amendment thereto, or the initiation of any proceedings for that purpose, or for any other purpose relating to the registration and/or offering of the Contracts (or a class of Contracts);

       (v) in which States in the Territory registration of the Contracts (or a class of Contracts) is required under the securities or blue-sky laws, and when such registrations have become effective.

   d. The Company shall furnish to the Wholesaler without charge promptly after filing five (5) copies of each Registration Statement as originally filed and any pre-effective or post-effective amendment thereto, including financial statements and all exhibits, including exhibits incorporated therein by reference.

   e. The Company shall timely file all reports, statements and amendments required to be filed by or for each Account or class of Contracts under the 1933 Act and/or the 1940 Act or the Regulations.

   f. The Company shall deliver to the Wholesaler, as soon as practicable after it becomes available, the Annual Statements for the Company and for each Account in the form filed with their respective state of domicile, and any quarterly reports upon the Wholesaler's request.

   g. The Company and the Underwriter will provide the Wholesaler access to such records, officers and employees of the Company, the Underwriter and each Account at reasonable times as is necessary to enable the Wholesaler to fulfill its obligations under the federal securities laws and NASD rules. The Wholesaler will provide the Company and the Underwriter access to such of its records, officers and employees at reasonable times as is necessary to enable the Company and the Underwriter to fulfill their obligations under the federal securities laws and NASD rules.

   h. The Company shall provide the Wholesaler at least monthly with a sales report or reports and an assets under management report in such form as shall be acceptable to both the Company and the Wholesaler. Any such sales report shall include, among other items, a break-down of sales by Representative, Broker-Dealer, product type and Contract state of issue.

7. CONFIDENTIALITY

   a. The Company and the Underwriter acknowledge that the names and addresses of all customers and prospective customers (for purposes of this Section 7.a., the terms "customers" and "prospective customers" shall not mean Broker-Dealers) of the Wholesaler, of its parent company and of any affiliated person of the Wholesaler, the Wholesaler Agency Affiliates and the names and addresses of all customers and prospective customers of any Broker-Dealer that may come to the attention of the Company, the Underwriter or any person affiliated with the Company or the Underwriter solely as a result of their relationship with the Wholesaler, its parent company or any affiliated person of the Wholesaler, the Wholesaler Agency Affiliates or any Broker-Dealer and not from any independent source, are confidential and shall not be used by the Company, the

   Underwriter or any person affiliated with the Company or the Underwriter for any purpose whatsoever except as may be necessary in connection with the administration of the Contracts sold by the Broker-Dealers, including responses to specific requests made to the Company for service by Contract owners, efforts to prevent the replacement of such Contracts or communications with customers concerning option rights available under the terms of the Contracts. The restrictions set forth in the previous sentence do not apply if and to the extent a Broker-Dealer knowingly discloses the names and addresses of its customers or prospective customers to the Company or the Underwriter outside the operation of this Agreement. In no event shall the names and addresses of such customers and prospective customers, whether disclosed to the Company or the Underwriter by the Wholesaler or by any Broker-Dealer, be furnished by the Company, the Underwriter or any of their affiliated persons to any other person. The intent of this paragraph is that neither the Company nor the Underwriter, nor persons affiliated with the Company or the Underwriter, shall utilize, or permit to be utilized, for any purpose other than for the sale and administration of the Contracts or for the sale and administration of other financial products distributed or managed by the Wholesaler and/or its affiliates, their knowledge of the Wholesaler, of its parent company or of any affiliated person of the Wholesaler, the Wholesaler Agency Affiliates or the identity of all customers and prospective customers, derived solely as a result of the relationship created through the funding and sale of the Contracts. This paragraph shall remain operative and in full force and effect regardless of the termination of this Agreement, and shall survive any such termination.

   In addition to the foregoing, the Company and the Underwriter agree that neither during the term of this Agreement nor after its termination shall the names and addresses of Broker-Dealers and their Representatives recruited by the Wholesaler to solicit the Contracts be furnished by the Company, the

   Underwriter or any of their affiliated persons to any other person, or be utilized by the Company, the Underwriter or their affiliated persons for any purpose except as the Company deems necessary or appropriate for the sale and administration of the Contracts subject to this Agreement.

8. RECORDS

   The Company, the Underwriter, the Wholesaler and the Wholesaler Agency Affiliates shall each maintain such accounts, books and other documents as are required to be maintained by each of them by applicable laws and regulations and shall preserve such accounts, books and other documents for the periods prescribed by such laws and regulations. The accounts, books and records of the Company, the Underwriter, the Account, the Wholesaler and the Wholesaler Agency Affiliates as to all transactions hereunder shall be maintained so as to clearly and accurately disclose the nature and details of the transactions, including such accounting information as is necessary to support the reasonableness of the amounts paid by the Company hereunder. Each party shall have the right to inspect and audit such accounts, books and records of the other party during normal business hours upon reasonable written notice to the other party. Each party shall keep confidential all information obtained pursuant to such an inspection or audit, and shall disclose such information to third parties only upon receipt of written authorization from the other party, except as required by law.

9. BROKER-DEALER COMPENSATION AND WHOLESALER PROMOTIONAL ALLOWANCES

   a. The Company shall compensate Broker-Dealers and/or their duly licensed insurance affiliates for sales of the Contracts by their Representatives pursuant to Schedule 4 to this Agreement, as such Schedule may be amended from time to time upon mutual agreement of the parties to this Agreement. As of the effective date of this Agreement,
   Schedule 4 governs only compensation and Promotional Allowances related to sales of Kemper Gateway Elite and Custom annuity Contracts. When additional Contracts are developed and offered for sale, Schedule 4 will be appropriately amended to reflect the compensation and Promotional Allowances payable as a result of sales of such additional Contracts. Such compensation shall be based in part on Purchase Payments received and accepted by the Company for all Contracts issued on applications obtained by the Broker-Dealers or any of their respective Representatives. Additional "trail" compensation shall be paid, as described in Schedule 4. The Company will pay compensation due Broker-Dealers and/or their insurance affiliates in accordance with the procedures set forth in Schedule 4. The compensation provided for in this Section 9 shall be payable to the Broker-Dealer and/or its duly licensed insurance affiliate in accordance with the sales agreement between the Underwriter and the Broker-Dealer for so long as the Contracts are outstanding, regardless of whether this Agreement is still in effect. If trail commissions are no longer payable to a Broker-Dealer because the sales agreement between the Company and the Broker-Dealer is no longer in effect, one-half of the trail commissions that would have been payable to the Broker-Dealer had the sales agreement remained in effect shall be paid instead to ZKIA for so long as the Contracts on which the trail commissions are payable remain in effect, regardless of whether this Agreement is still in effect. In addition to the compensation payable to the Broker-Dealers and their insurance affiliates, the Company shall pay the Wholesaler a Promotional Allowance as a reimbursement for its expenses incurred relating to its wholesaling activities contemplated by this Agreement. Promotional Allowances shall be payable to the Wholesaler in such amount and in accordance with the procedures as set forth in Schedule 4, as such Schedule may be amended from time to time upon mutual agreement of the parties to this Agreement. Promotional Allowances shall be payable to the Wholesaler for so long as the Contracts are outstanding, regardless of whether this Agreement and the Participation Agreement are still in effect. Nothing herein or in any sales agreement shall be construed to create any obligation on the part of the Wholesaler to compensate any Broker-Dealer for sales of the Contracts.

   If any State in the Territory by insurance rule, regulation or statute, prohibits payment of Promotional Allowances to the Wholesaler, the Wholesaler shall designate in writing a business entity or natural person, including Wholesaler Agency Affiliates, meeting the requirements of such State to receive any amounts that may otherwise be payable to the Wholesaler hereunder. The Wholesaler may change such designation from time to time upon written notice to the Company. Any payments made by the Company to any person or entity so designated by the Wholesaler shall discharge the Company's liability to the Wholesaler hereunder.

   If a purchaser rescinds a Contract or exercises a right to surrender a contract for return of all Purchase Payments, the Wholesaler will pay to the Company on demand the amount of any Promotional Allowances it received on the Purchase Payments returned. Promotional Allowance chargebacks will be calculated by the Company on the same basis, as described in Schedule 4 hereto, as was utilized in calculating the Contract Promotional Allowances received.

   b. INDEBTEDNESS. Nothing in this Agreement shall be construed as giving the Wholesaler the right to incur any indebtedness on behalf of the Company.

   c. APPOINTMENT FEES. The Company will pay the initial and renewal fees for agent appointments by the Company of duly licensed Wholesaler Agency Affiliates and Broker-Dealers and their respective Associated Persons; provided, however, (a) that if total Aggregate Annual Sales of the Contracts, as described in Section 21.a., do not exceed $60 million during any calendar year beginning after December 31, 1997, the Wholesaler will reimburse the Company for the total amount of initial or renewal fees paid by the Company during such calendar year(s), and (b) that the Company reserves the right to refuse to pay renewal fees for Representatives not meeting such minimal sales as may be agreed upon from time to time. For purposes of (b) above, the minimal sales target for Representatives shall be $25,000 per calendar year, unless the parties hereto mutually agree on a different sales target for a calendar year.

   Notwithstanding Clause (a) above, in calculating the amount of agent fee reimbursements, if an agent solicited products of the Company in addition to the Contracts described in this Agreement, the reimbursement otherwise required under Clause (a) will be pro-rated, as described below:

       The otherwise reimbursable amount shall be multiplied by a fraction, the numerator of which is the number of Kemper products covered by this Agreement on the date of determination (two as of the effective date of this Agreement) and the denominator of which is the aggregate number of products of the Company and its insurance affiliates being solicited by the agent on the date of determination.

   d. REPORTING. The Wholesaler shall be responsible for all tax reporting information, if any, that the Wholesaler is required to provide under applicable tax law to its Associated Persons with respect to the Contracts. Nothing contained in this Agreement or any sales agreement with a Broker-Dealer is to be construed to require the Wholesaler to provide any tax reporting information directly or indirectly to any Broker-Dealer or its Representatives.

   e. SURVIVAL. Except for Section 9.c.(a), this Section 9 shall remain operative and in full force and effect regardless of the termination of this Agreement, and shall survive any such termination.

10. INVESTIGATION AND PROCEEDINGS

    a. The Company, the Underwriter and the Wholesaler will cooperate fully in any securities, insurance, governmental or regulatory investigation or proceeding or judicial proceeding arising out of or in connection with the offering, sale or distribution of the Contracts for which the Wholesaler acts as wholesaler pursuant to this Agreement. Without limiting the foregoing, the Company, the Underwriter and the Wholesaler agree to notify one another promptly of any customer complaint or notice of any governmental, judicial or regulatory investigation or proceeding described in this Section 10.

    b. In the case of a substantive customer complaint, the Company, the Underwriter, the Wholesaler and the Wholesaler Agency Affiliates will cooperate in investigating such complaint and any response by the Company or Underwriter, as one party, or the Wholesaler or Wholesaler Agency Affiliates, as another party, to such complaint will be sent to the other party for approval not less than five business days prior to its being sent to the customer or to any governmental or regulatory agency, except that if a more prompt response is required, the proposed response shall be communicated by telephone, telegraph or facsimile. Neither such party will release any such response without the other party's prior written approval, unless otherwise required by applicable law. Failure of any party to object to a proposed response within four business days shall be deemed to constitute approval of a proposed response by the non-objecting party.

11. INDEMNIFICATION

    a. The Company and the Underwriter, jointly and severally, shall indemnify and hold harmless the Wholesaler and the Wholesaler Agency Affiliates and each person who controls or is associated with the Wholesaler or the Wholesaler Agency Affiliates within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which the Wholesaler, the Wholesaler Agency Affiliates and/or such person may become subject, under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

        (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, blue sky application or other document executed by the Company specifically for the purpose of qualifying any or all of the Contracts for sale under the securities laws of any State, promotional, sales or advertising material for the Contracts prepared by the Company, or the Contracts themselves (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such untrue statement or omission or such alleged untrue statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company or the Underwriter by the Wholesaler specifically for use in the preparation of any such Registration Statement, Prospectus or blue-sky application or other document, material or Contract (or any such amendment or supplement thereto); or

        (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Fund Registration Statement, Fund Prospectus, blue sky application or other document executed by the Fund specifically for the purpose of qualifying any or all of the shares of the Fund for sale under the securities laws of any State, or in any promotional, sales or advertising material or written information relating to the shares of the Fund authorized by the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Wholesaler or the Fund by the Company specifically for use in the preparation of any such Fund Registration Statement, Fund Prospectus, blue-sky application or other document (or any such amendment or supplement thereto); or

        (iii) arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact by or on behalf of the Company or the Underwriter (other than statements or representations contained in the Fund Registration Statement, Fund Prospectus or promotional, sales or advertising material of the Fund that were not supplied by the Company, the Underwriter or persons under their control) or wrongful conduct of the Company or the Underwriter or persons under their control with respect to the sale or distribution of the Contracts; or

        (iv) result because of the terms of any Contract or because of any material breach by the Company or the Underwriter of any terms of this Agreement or of any Contract or that proximately result from any activities of the Company's or Underwriter's officers, directors, employees or agents or their failure to take action in connection with the sale of a Contract, to the extent of the Company's or the Underwriter's obligations under this Agreement or otherwise, or the processing or administration of the Contracts.

        This indemnification obligation will be in addition to any liability that the Company or Underwriter may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this Section 11.a. if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

    b. The Wholesaler shall indemnify and hold harmless the Company and the Underwriter and each person who controls or is associated with the Company or the Underwriter within the meaning of such terms under the federal securities laws and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which the Company, the Underwriter and/or any such person may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon:

        (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or blue-sky application or other document executed by the Company specifically for the purpose of qualifying any or all of the Contracts for sale under the securities laws of any State (or any amendment or supplement to the foregoing), or omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company or the Underwriter by the Wholesaler specifically for use in the preparation of any such Registration Statement, Prospectus, such blue-sky application or other document (or any such amendment or supplement thereto), the parties hereby confirming that the only such information is the information which appears in the Prospectus under the sub-caption "Kemper Investors Fund" and in the Statement of Additional Information filed with the Prospectus under the caption "Performance Information;" or

        (ii) any use of promotional, sales or advertising material for the Contracts not approved in writing by the Company or any verbal or written misrepresentations or any unlawful sales practices concerning the Contracts by the Wholesaler or the Wholesaler Agency Affiliates under federal securities laws or NASD regulations (but not including state insurance laws, compliance with which is a responsibility of the Company or the Underwriter under this Agreement or otherwise); or

        (iii) claims by agents, representatives or employees of the Wholesaler for compensation or other remuneration of any type other than claims by any Broker-Dealer relating to compensation described or referred to in Schedule 4 hereto; or

        (iv) any material breach by the Wholesaler or the Wholesaler Agency Affiliates of any provision of this Agreement.

        This indemnification obligation will be in addition to any liability that the Wholesaler may otherwise have; provided, however, that no person shall be entitled to indemnification pursuant to this Section 11.b. if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.



    c. If the indemnification provided for in this Section is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect to any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company and the Underwriter, on the one hand, and the Wholesaler, on the other, as well as any other relevant equitable considerations. The relative fault of the Company and the Underwriter, on the one hand, and the Wholesaler, on the other, with respect to untrue or alleged untrue statements of material fact or omissions or alleged omissions of material facts shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriter, on the one hand, and by the Wholesaler, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

    The Company, the Underwriter and the Wholesaler agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

    If the Company and the Underwriter, as one party, and the Wholesaler, as the other party, cannot agree on the appropriate amount of any contribution payable pursuant to this Section, the matter shall be settled by arbitration pursuant to Section 16 hereof. The costs of any such arbitration shall be divided equally between the Company and the Underwriter, as one party, and the Wholesaler, as the other party.

    d. After receipt by a party entitled to indemnification ("indemnified party") under this Section 11 of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Section 11 ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Section 11, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnified party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

    e. The indemnification provisions contained in this Section 11 shall remain operative in full force and effect, regardless of (i) any investigation made by or on behalf of the Company or by or on behalf of any controlling person thereof, (ii) delivery of any Contracts and Purchase Payments therefor, or (iii) any termination of this Agreement. A successor by law of the Wholesaler or the Company, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 11.

12. TERMINATION

    a. This Agreement may be terminated at the option of any party upon twelve months advance written notice to the other parties, such termination to be effective no earlier than six years following the date on which the first Contract is issued to the public. Notwithstanding the foregoing, this Agreement shall terminate automatically on the termination date of the Participation Agreement among the Fund, Zurich Kemper Investments Inc., KDI and the Company entered into contemporaneously herewith.

    b. This Agreement may not be assigned without the express written consent of the other parties hereto. This Agreement may be terminated at the option of the Company and the Underwriter, as one party, or the Wholesaler and the Wholesaler Agency Affiliates, as one party, upon the other party's material breach of any provision of this Agreement, if any such breach is not cured within ninety days after notice thereof to the breaching party and all other parties.

    c. Upon termination of this Agreement all authorizations, rights and obligations shall cease except: (i) the obligation to continue to pay compensation to Broker-Dealers and compensation and Promotional Allowances to the Wholesaler, as set forth in Section 9.a. and Schedule 4; (ii) the provisions contained in Sections 7, 9 and 11 of this Agreement; and (iii) the indemnification provisions set forth in
    Section 11 of this Agreement, or as otherwise specifically noted in this Agreement.

13. RIGHTS, REMEDIES, ETC, ARE CUMULATIVE

    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws. Failure of the Wholesaler or the Wholesaler Agency Affiliates, as one party, or the Company or the Underwriter, as another party, to insist upon strict compliance by the other party with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.


14. NOTICES

    All notices hereunder are to be made in writing and shall be given:

    if to the Company to:

         Lila M. Weihs, Vice President
         Allmerica Financial Life Insurance and Annuity Company
         440 Lincoln Street
         Worcester, MA  01653

    if to the Underwriter to:

         Stephen Parker, President
         Allmerica Investments, Inc.
         440 Lincoln Street
         Worcester, MA 01653

    if to the Wholesaler or Wholesaler Agency Affiliates, to any such party at:

         [Name of Party]
         222 South Riverside Plaza
         Chicago, IL 60606
         Attention:  President

    or such other address as such party may hereafter specify in writing. Each such notice to a party shall be either hand delivered or
    transmitted by registered or certified United   States mail with return
    receipt requested, and shall be effective upon delivery.

15. INTERPRETATION, JURISDICTION, ETC.

    This Agreement constitutes the whole agreement between the parties to this Agreement relating to the wholesaling activities contemplated in this Agreement, and supersedes all prior oral or written negotiations between the parties to this Agreement with respect to the subject matter of this Agreement. The parties acknowledge that the Company, the Wholesaler and the Fund have entered into the Participation

    Agreement in contemplation of entering into this Agreement. This Agreement shall be construed and the provisions of this Agreement interpreted under and in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to principles of conflict of laws.

16. ARBITRATION

    Any controversy or claim arising out of or relating to this Agreement, or the breach of this Agreement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

17. HEADINGS

    The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions of this Agreement or otherwise affect their construction or effect.

18. COUNTERPARTS

    This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

19. SEVERABILITY

    This is a severable agreement and in the event that any part or parts of this Agreement shall be held to be unenforceable to its or their full extent, then it is the intention of the parties to this Agreement that such part or parts shall be enforced to the extent permitted under the law, and, in any event, that all other parts of this Agreement shall remain valid and duly enforceable as if the unenforceable part or parts had never been a part of this Agreement.

20. REGULATION

    This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and 1940 Act and the Regulations and the rules and regulations of the NASD, from time to time in effect, including such exemptions from the 1940 Act as the SEC may grant, and the terms of this Agreement shall be interpreted and construed in accordance therewith.

21. MISCELLANEOUS

    a. For the purposes of Section 4.h., "Aggregate Sales" shall refer to the aggregate sales of the Contracts pursuant both to this Agreement and to the Wholesaling Agreement with First Allmerica Financial Life Insurance Company ("FAFLIC") related to contracts offered for sale in the States of New York and Hawaii being executed contemporaneously herewith (the "FAFLIC Agreement"). Based on such Aggregate Sales, Wholesaler shall be responsible for only a single reimbursement amount, and such reimbursement shall be divided between the Company and FAFLIC as they may mutually agree. For the purposes of Section 9.c.(a), "Aggregate Annual Sales" shall refer to the total annual sales through the Wholesaler pursuant both to this Agreement and to the FAFLIC Agreement, and "total amount of initial or renewal fees" shall refer to the aggregate amount of such fees incurred by the Company and FAFLIC.

    b. The Company and the Underwriter acknowledge that the names "Gateway Elite," "Gateway Custom," "Kemper Gateway Elite" and "Kemper Gateway Custom," and any and all variations thereof, are the exclusive property of the Wholesaler and their respective affiliates, and that any use of any such names or any variation thereof during or after the term of this Agreement are and will be subject to the express prior written consent of KDI and/or ZKIA thereto. Notwithstanding the foregoing, KDI and ZKIA hereby specifically permit the Company to use the above names as the Company deems necessary or appropriate in its administration of the Contracts subject to this Agreement. The Company and the Wholesaler agree that in the event of any breach of this
    Section 21.b, as a remedy therefor and in addition to all other remedies, the Wholesaler shall be entitled to specific performance and injunctive or other equitable relief without proof of actual damages, and that the Company and the Underwriter will not oppose or impede the granting of such relief.

IN WITNESS WHEREOF, each party hereto represents that the officer signing this Agreement on the party's behalf is duly authorized to execute this Agreement; and each party has caused this Agreement to be duly executed by such authorized officer on the date specified below.


                                     ALLMERICA FINANCIAL LIFE INSURANCE
                                     AND ANNUITY COMPANY


Date:  11/6/96                       By:    /s/ Richard M. Reilly
       -----------------                    ----------------------------

                                     Name:  Richard M. Reilly
                                            ----------------------------

                                     Title: President
                                            ----------------------------


                                     ALLMERICA INVESTMENTS, INC.


Date:  11/6/96                       By:    /s/ Richard M. Reilly
       -----------------                    ----------------------------

                                     Name:  Richard M. Reilly
                                            ----------------------------

                                     Title: Director
                                            ----------------------------



                                     KEMPER DISTRIBUTORS, INC.
                                     (on its own behalf and on behalf of
                                     the Wholesaler Agency Affiliates)


Date:  11/5/96                       By:    /s/ James L. Greenawalt
       -----------------                    ----------------------------

                                     Name:  James L. Greenawalt
                                            ----------------------------

                                     Title: President
                                            ----------------------------


                                     ZKI AGENCY, INC.


Date:  11/5/96                       By:    /s/ James L. Greenawalt
       -----------------                    ----------------------------

                                     Name:  James L. Greenawalt
                                            ----------------------------

                                     Title: President
                                            ----------------------------

                                  SCHEDULE 1

                         Wholesaler Agency Affiliates

                          Effective November 5, 1996



NAME OF                                           STATE(S) IN
WHOLESALER AGENCY AFFILIATE                       WHICH LICENSED

    None

                                  Schedule 2

                              Separate Accounts
                        Available under the Contracts

                          Effective November 5, 1996






                                      SEPARATE ACCOUNT SUBACCOUNTS ARE INVESTED
                                      IN THE FOLLOWING KEMPER INVESTORS FUND
    NAME OF SEPARATE ACCOUNT          PORTFOLIOS


    Separate Accounts KG (Kemper                MM
    Gateway Elite) and KGC (Kemper              Gov Sec
    Gateway Custom) of Allmerica                Inv Grade
    Financial Life Insurance and Annuity        High Yield
    Company                                     Horizon 5
                                                Horizon 10+
                                                Horizon 20+
                                                Total Return
                                                Growth
                                                Value
                                                Value and Growth
                                                Small Cap Value
                                                Small Cap Growth
                                                International

                                  Schedule 3

                 Contracts Subject to Wholesaling Agreement

                           Effective November 5, 1996



                                                 SEC
    Marketing              Policy             Registration
      Name                 Form No.               No.
   -------------        --------------      ---------------


  Kemper Gateway Elite     A3025-96             333-9965


  Kemper Gateway Custom    A3026-96             333-10283

                                  SCHEDULE 4
                       Broker-Dealer Compensation and
                   Wholesaler Promotional Allowance Schedule



The Broker-Dealer Compensation payable by the Company with respect to the sale and distribution of the Contracts, based on initial and subsequent Purchase Payments received and accepted by the Company, shall be computed under one of the options shown below:

  For non-401(k) contracts:
    Option A:  6.00% and no trail
    Option B:  5.00% and .25% lifetime trail
    Option C:  4.00% and .50% lifetime trail
    Option D:  2.00% and 1.00% lifetime trail

  For 401(k) contracts:
    Option A:  5% and no trail
    Option B:  4.00% and .25% lifetime trail
    Option C:  3.00% and .50% lifetime trail
    Option D:  1.00% and 1.00% lifetime trail

These amounts shall be payable to Broker-Dealers as sales commissions. Such amounts will be paid according to the then current practice of the Company, but no less frequently than twice each calendar month. One quarter of the trail rate is paid on the non-loaned contract value at the end of each calendar quarter after the first contract year. Alternative sales commission options involving a combination of both up-front amounts and asset based trails may be made available by mutual agreement.

Promotional Allowances shall be payable to the Wholesaler as reimbursement for its expenses incurred with respect to the distribution of the Contracts ("Support Services"); provided, however, that the Company shall pay such amounts from Promotional Allowances to Broker-Dealers who provide Support Services, as the Wholesaler may from time to time direct.

Promotional Allowances shall be determined as follows:

  - .15% on an annual basis of the average daily assets in the Elite separate accounts (excluding the GPA accounts); plus

  - .15% on an annual basis of the average monthly account balance in the GPA and fixed accounts for both the Elite and Custom Contracts; plus

  - .25% of initial and subsequent Purchase Payments received and accepted by the Company on any Contract for which commission Option B was chosen; plus

  - 1.00% of initial and subsequent Purchase Payments received and accepted by the Company for 401(k) Contracts.

Promotional allowances will be reduced by the following amounts:

  - .50% of initial and subsequent Purchase Payments for Contracts issued in Maine and South Dakota and any other states which levy an upfront premium tax; plus

  - $35 each contract anniversary and on surrender for Contracts issued to fund 401(k) plans with Contract values of $50,000 or less; plus

  - $5 each contract anniversary and on surrender for non-401(k) contracts with contact values of $50,000 or less issued in North Dakota or any other state that caps the contract charge at $30.

The net Promotional Allowance will be paid to the Wholesaler according to the then current practice of the Company, but no less frequently than monthly.